UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 12, 2011

BOISE CASCADE HOLDINGS, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-122770 (Commission File Number)	20-1478587 (IRS Employer Identification No.)

1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)

(208) 384-6161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Bernadette M. Madarieta as Vice President and Controller

On January 12, 2011, Bernadette M. Madarieta submitted her resignation as our vice president and controller.  The resignation will become effective January 31, 2011.

Election of Kelly E. Hibbs as Vice President and Controller

On January 12, 2011, our board of directors elected Kelly E. Hibbs, 44, as our vice president and controller, effective February 1, 2011.  Prior to Mr. Hibbs’ election as our vice president and controller, he had served as our director of strategic planning and internal audit since February, 2008.  Prior to that position, Mr. Hibbs served for seven years as manager of financial forecasts and projects for us and our predecessor company (prior to our inception), OfficeMax Incorporated.  Mr. Hibbs received a B.A. in accounting from Boise State University, Boise, Idaho.  He is a certified public accountant.

There are no arrangements or understandings between Mr. Hibbs and any other person pursuant to which Mr. Hibbs was elected as an officer. No family relationships exist between Mr. Hibbs and any of our directors or executive officers.  There are no related party transactions existing between us and Mr. Hibbs.

Mr. Hibbs is a participant in our annual Variable Incentive Compensation (Incentive and Performance Plan), our Management Equity Plan, our 2010 Cash Long-Term Incentive Plan, and our defined benefit pension plan, all of which are described in our Form 10-K filed on March 2, 2010.  In addition, Mr. Hibbs has entered into a severance agreement with the company, which is substantially the same as the officer severance agreements described in such 10-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE HOLDINGS, L.L.C.

By	/s/ John T. Sahlberg
John T. Sahlberg Vice President, General Counsel and Secretary

Date:  January 18, 2011